EXHIBIT 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

This document relates to Cash Tender Offers made by us, Alestra, S. de R.L. de C.V. The Cash Tender Offers are described in the Prospectus dated February 13, 2003 (the “Prospectus”) and in this Letter of Transmittal (the “Cash Tender Offer Letter of Transmittal”). All terms and conditions contained in the Prospectus are deemed to be incorporated in and form a part of this Cash Tender Offer Letter of Transmittal. Therefore, you are urged to read the Prospectus carefully. The terms and conditions contained in the Prospectus, together with the terms and conditions of this Cash Tender Offer Letter of Transmittal and the instructions herein, are collectively referred to herein as the terms and conditions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus.

CASH TENDER OFFER LETTER OF TRANSMITTAL

Relating to the Offers by

ALESTRA, S. DE R.L. DE C.V.

to pay

$400 and $30, as a Cash Tender Offer Early Consent Payment

for

each $1,000 principal amount of 12 1/8% Notes due 2006

and

$400 and $30, as a Cash Tender Offer Early Consent Payment

for

each $1,000 principal amount of 12 5/8% Notes due 2009,

as described in the Prospectus dated February 13, 2003

The Cash Tender Offers for the Existing Notes will expire 20 business days after the commencement of the Cash Tender Offer at 11:59 p.m., New York City time, on March 13, 2003, unless extended in accordance with the Prospectus (the “Expiration Date”).

The early consent payment deadline will be 10 business days after the commencement of the Cash Tender Offers at 11:59 p.m., New York City time, on February 13, 2003, unless extended in accordance with the Prospectus (the “Early Consent Payment Deadline”).

Concurrently with the Cash Tender Offers, we are also offering, as an alternative, for each $1,000 principal amount of the 2006 Notes, $970 principal amount of Senior Step-Up Notes due 2008 and, as the 2008 Exchange Offer Early Consent Payment, $30 principal amount of the Senior Step-Up Notes due 2008 and for each $1,000 principal amount of the 2009 Notes, $970 principal amount of Senior Step-Up Notes due 2011 and, as the 2011 Exchange Offer Early Consent Payment, $30 principal amount of the Senior Step-Up Notes due 2011 (the “Exchange Offers”). If you would like to participate in the Exchange Offers you must follow the instructions on and complete the separate yellow Exchange Offer Letter of Transmittal for the Exchange Offers. You may participate in both the Cash Tender Offers and the Exchange Offers.

If you would like to accept either or both of the Cash Tender Offers, unless you tender your Existing Notes through the Automated Tender Offer Program (“ATOP”) procedures of The Depository Trust Company (“DTC”), you should complete, sign and submit this Cash Tender Offer Letter of Transmittal to the exchange agent, The Bank of New York (the “Exchange Agent”), on or prior to the Expiration Date. In order to receive a Cash Tender Offer Early Consent Payment, you must submit this Cash Tender Offer Letter of Transmittal prior to the Early Consent Payment Deadline.

The Exchange Agent For The Exchange Offer Is:

THE BANK OF NEW YORK

By Registered or Certified Mail: The Bank of New York Corporate Trust Reorganization Unit 101 Barclay Street, 7E New York, NY 10286 Attn: Kin Lau	Facsimile Transmissions: (212) 298-1915 To Confirm by Telephone or for Information: (212) 815-3750 Toll Free 800 254-2826	By Overnight Delivery or Hand The Bank of New York Corporate Trust Reorganization Unit 101 Barclay Street, 7E New York, NY 10286 Attn: Kin Lau

If you have questions regarding completing this letter of transmittal, you may contact the Information Agent:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Banks and Brokers call Collect: (212) 269-5550

All Other Call Toll Free: (866) 868-2409

Delivery of this Cash Tender Offer Letter of Transmittal to an address or transmission of instructions via a facsimile number other than as set forth above or in accordance with the instructions herein will not constitute valid delivery. The instructions accompanying this Cash Tender Offer Letter of Transmittal should be read carefully before this Cash Tender Offer Letter of Transmittal is completed.

THESE OFFERS ARE MADE UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE PROSPECTUS DATED FEBRUARY 13, 2003 (AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE “PROSPECTUS”), RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, AND IN THIS LETTER OF TRANSMITTAL (WHICH TOGETHER WITH THE PROSPECTUS, CONSTITUTES THE “CASH TENDER OFFERS”). CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS LETTER OF TRANSMITTAL SHALL HAVE THE MEANING GIVEN IN THE PROSPECTUS.

HOLDERS OF EXISTING NOTES WILL BE REQUIRED TO CONSENT TO THE PROPOSED AMENDMENTS (AS DESCRIBED IN THE PROSPECTUS) AS A CONDITION TO A VALID TENDER, AND WILL BE DEEMED TO HAVE GIVEN SUCH CONSENT TO THE EXTENT THEIR NOTES ARE ACCEPTED FOR EXCHANGE. THE COMPLETION, EXECUTION AND DELIVERY OF THIS LETTER OF TRANSMITTAL WILL CONSTITUTE A CONSENT TO THE PROPOSED AMENDMENTS.

AMONG OTHER CONDITIONS TO THE OFFERS SET FORTH IN THE PROSPECTUS, NO EXISTING NOTES OF A SERIES WILL BE ACCEPTED FOR EXCHANGE OR TENDER UNLESS MORE THAN 95% OF THE PRINCIPAL AMOUNT OF EXISTING NOTES HAS BEEN VALIDLY TENDERED AND NOT WITHDRAWN BY THE EXPIRATION OF THE OFFERS.

NON-U.S. HOLDERS OF EXISTING NOTES MAY ONLY PARTICIPATE IN THE OFFERS IF THEY MEET THE ELIGIBILITY CRITERIA DESCRIBED IN THE PROSPECTUS UNDER “IMPORTANT INFORMATION FOR NON-U.S. HOLDERS”, AND BY TENDERING EXISTING NOTES OR OTHERWISE BECOMING BOUND BY THIS LETTER OF TRANSMITTAL THE UNDERSIGNED REPRESENTS AND AGREES THAT THEY MEET SUCH ELIGIBILITY CRITERIA.

The offers and consent solicitations are not being made to, nor will tenders be accepted from or on behalf of, holders in any jurisdiction in which the making or acceptance of the offers and consent solicitations would not be in compliance with the laws of such jurisdiction.

If you wish to participate in either or both of the Cash Tender Offers and are not tendering your Existing Notes by book-entry transfer, you must complete this Cash Tender Offer Letter of Transmittal. Unless you intend to tender Existing Notes through ATOP, you must complete, execute and deliver this Cash Tender Offer Letter of Transmittal, along with the physical certificates for the Existing Notes specified herein, to indicate the action you desire to take with respect to the Cash Tender Offers. If you would like to participate in the Exchange Offers you must fill out the Exchange Offer Letter of Transmittal.

If you are tendering your Existing Notes by book-entry transfer to the Exchange Agent’s account at DTC you may execute the tender through ATOP. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of one or both of the Cash Tender Offers to DTC on or prior to the Expiration Date. DTC will verify acceptance of the Cash Tender Offers, execute a book-entry transfer of the tendered Existing Notes into the account of the Exchange Agent at DTC and send to the Exchange Agent a “book-entry confirmation,” which shall include an agent’s message. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Existing Notes that the participant has received and agrees to be bound by the terms of the Cash Tender Offer Letter of Transmittal as a signatory thereof and that we may enforce such agreement against the participant. Delivery of the agent’s message by DTC will satisfy the terms of the Cash Tender Offers as to execution and delivery of a Cash Tender Offer Letter of Transmittal by the DTC participant identified in the agent’s message. Accordingly, holders who tender their Existing Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Cash Tender Offer Letter of Transmittal.

If you tender your Existing Notes pursuant to either or both of the Cash Tender Offers, you are required to deliver concurrently your consent to the Proposed Amendments (as more fully described in the Prospectus, the

“Proposed Amendments”) to the indentures pursuant to which the Existing Notes of the series being tendered hereby were issued. The 2006 notes were issued pursuant to an indenture between the Company and U.S. Bank Trust National Association, as trustee, dated as of May 17, 1999. The 2009 notes were issued pursuant to an indenture between the Company and U.S. Bank Trust National Association, as trustee, dated as of May 17, 1999. The trustees for the Existing Notes are collectively referred to as the “Existing Notes Trustees” and the indentures for the Existing Notes are collectively referred to as the “Existing Notes Indentures”.

The proper completion, execution and delivery of this Cash Tender Offer Letter of Transmittal (or the delivery by DTC of an agent’s message in lieu thereof) constitutes the delivery of a consent to the Proposed Amendments with respect to the Existing Notes tendered hereby. If you deliver your consent to the Proposed Amendments prior to the Early Consent Payment Deadline, you may withdraw your consent at any time prior to the Early Consent Payment Deadline. If you deliver your consent to the Proposed Amendments after the Early Consent Payment Deadline, you may withdraw your consent at any time prior to the Expiration Date. We will announce any extension of the Early Consent Payment Deadline no later than 9:00 a.m., New York City time, on the business day following the previously scheduled Early Consent Payment Deadline. Only those holders of Existing Notes that deliver their consent prior to the Early Consent Payment Deadline, and do not validly revoke their consent prior to the Early Consent Payment Deadline, will be entitled to receive the Cash Tender Offer Early Consent Payment with respect to their Existing Notes.

The Cash Tender Offers and the Consent Solicitations are conditioned, among other things, on the receipt of tenders of at least 95% of the aggregate principal amount of the Existing Notes in the Cash Tender Offers and the Exchange Offers, on either the listing of the new notes on a nationally recognized U.S. securities exchange or on receipt of authorization of the exchange offers by the relevant securities regulators of each of the 50 U.S. states and certain U.S. territories, and on at least $150 million aggregate principal amount of the existing notes being tendered in the cash tender offers.

The maximum amount we will pay under the Cash Tender Offers is $65 million (the “Maximum Cash Payment”). If the holders of the Existing Notes tender an aggregate principal amount of the Existing Notes greater than $151.2 million, assuming that all of those holders tender before the Early Consent Payment Deadline, then the Maximum Cash Payment will be divided on a pro-rata basis among the holders of the Existing Notes choosing the Cash Tender Offer options, including the Cash Tender Offer Early Consent Payment, and the remaining principal amount of the Existing Notes so tendered and the pro-rated Cash Tender Offer Early Consent Payment will be exchanged for the relevant New Notes as if tendered pursuant to the Exchange Offer. The Existing Notes will be accepted for exchange in denominations of $1,000 principal amount and integral multiples thereof and any New Notes will be issued in $1,000 principal amount and integral multiples thereof and will be issued by deposit book-entry from with the Exchange Agent. The New Notes, if any, will be issued on the third business day following the Expiration Date, or as soon as practicable thereafter (the “Settlement Date”). If you tender a principal amount of the Existing Notes that would result in your receiving a fractional interest in the New Notes, then the principal amount of the New Notes that you will receive will be rounded up to the nearest $1,000.

The cash payment for the Existing Notes will be paid on the Settlement Date. The cash payment for the Existing Notes and Cash Tender Offer Early Consent Payment (if applicable) will be paid by deposit of funds with DTC.

If you anticipate that you will tender your Existing Notes other than through DTC, you are urged to promptly contact a bank, broker or other intermediary (that has the capability to hold cash and securities custodially through DTC) to arrange for receipt of cash and any New Notes to be delivered pursuant to the Cash Tender Offers and to obtain the information necessary to provide the required DTC participant and account information in this Cash Tender Offer Letter of Transmittal.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

TENDER OF EXISTING NOTES IN THE CASH TENDER OFFERS

To effect a valid tender of Existing Notes in the Cash Tender Offers through the completion, execution and delivery of a Cash Tender Offer Letter of Transmittal, you must complete the table below entitled “Description of Existing Notes Tendered in the Cash Tender Offers and in Respect of which Consent is Given” and sign the Cash Tender Offer Letter of Transmittal where indicated.

The cash payment for the Existing Notes and Cash Tender Offer Early Consent Payment (if applicable) will be paid by deposit of funds with DTC. Failure to provide the information necessary to effect delivery of the Cash Tender or the Cash Tender Offer Early Consent Payment, if applicable, will render your tender defective, and we will have the right, which we may waive, to reject such tender without notice.

DESCRIPTION OF EXISTING NOTES TENDERED IN THE CASH TENDER OFFERS AND IN RESPECT OF WHICH CONSENT IS GIVEN
(see Instructions 2 and 3)

NOTE: SIGNATURES MUST BE PROVIDED ON PAGE 11.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Series of Existing Notes Being Tendered in the Cash Tender Offers	Name of DTC Participant and Participant’s Account Number in which Existing Notes are held and the cash payments and the corresponding New Notes, if any, are to be delivered	Aggregate Principal Amount of Existing Notes*

2006 Notes
CUSIP No. 01446PAA2 ISIN No. US01446PAA21

CUSIP No. 01446PAB0 ISIN No. US01446PAB04

2009 Notes
CUSIP No. 01446PAD6 ISIN No. US01446PAD69

CUSIP No. P01446PAC8
ISIN No. US01446PAC86

* The Existing Notes may be tendered and will be accepted for exchange in denominations of $1,000 principal amount and integral multiples thereof.

☐	CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED EXISTING NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name of Registered Holder(s):

Window Ticket Number (if any)

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which Guaranteed:

If Guaranteed Delivery is to be made By Book-Entry Transfer:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

OPTIONAL—PLEASE PROVIDE IF APPLICABLE

NAME AND ADDRESS OF BROKER DEALER, BANK, OR FINANCIAL INSTITUTION DESIGNATED  TO RECEIVE THE PROCESSING FEE

Upon the terms and subject to the conditions and limitations set forth in the Prospectus and this Cash Tender Offer Letter of Transmittal, the Company will cause the payment of a fee (the “Processing Fee”), within a reasonable time after the settlement date, to the broker, dealer, bank or financial institution, if any, designated by the beneficial owner of the Existing Notes tendered hereby, as evidenced below, as having been responsible for processing such tender. The Processing Fee will be equal to 0.25% of the aggregate principal amount of such Existing Notes, subject to certain limitations described in the Prospectus under “The Offers and the Consent Solicitations—Processing Fee”, provided that such Existing Notes have been validly delivered and accepted for tender, that the party designated to receive the Processing Fee is the broker, dealer, bank or financial institution that has processed the tender of such Existing Notes and that the beneficial owner has voluntarily indicated that a Processing Fee should be paid. No person in the United States may receive the Processing Fee unless such person is a member of the National Association of Securities Dealers, Inc., or a bank legally authorized to receive such fees. If the broker, dealer, bank or financial institution that has processed the tender of your Existing Notes is eligible, you may designate that such person receive the Processing Fee by completing the fields below. No Processing Fee will be paid in respect of any Existing Notes for which no recipient of such fee is designated

Name of Firm:

Name of Individual at Firm, if known:

Address (include zip code):

Euroclear or Clearstream, Luxembourg, Account Information

Indicate Euroclear or Clearstream, Luxembourg:

Account Number:

Account Name:

If notes tendered by this Letter of Transmittal are held by the above signed as registered holder or DTC participant, specify below each beneficial owner of such notes whose tender you have processed. Any questions as to what constitutes beneficial ownership should be directed to the depositary. If the space below is inadequate, attach a separate signed schedule using the same format.

Name of Beneficial Owner	Principal Amount Of Existing Notes Beneficially Owned

The acceptance of compensation by such broker dealer, bank, or financial institution designated to receive the processing fee will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (b) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus; (c) in soliciting a tender and consent, it has used no solicitation materials other than those furnished by the Company; and (d) if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc., it has agreed to conform to the NASD’s Rules of Fair Practice in making solicitations.

Processing Fee Payment Instructions

Issue Check To:

Firm:

(please print)

Attention:

Address:

Phone Number:

Taxpayer Identification or Social Security Number:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

DTC participants identified in an agent’s message in respect of the Cash Tender Offers will be deemed to have signed this Cash Tender Offer Letter Of Transmittal and are each referred to herein as an “undersigned.”

Ladies and Gentlemen:

Pursuant to the Cash Tender Offers by Alestra, S. de R.L. de C.V. (the “Company”), and upon the terms and subject to the conditions set forth in the Prospectus dated February 13, 2003 (the “Prospectus”) and this Cash Tender Offer Letter of Transmittal (the “Cash Tender Offer Letter of Transmittal”), the undersigned hereby tenders to the Company the aggregate principal amount of Existing Notes indicated in the table on page 4 under the heading “Description of Existing Notes Tendered in the Cash Tender Offers and in Respect of which Consent is Given” and acknowledges and agrees that, subject to the terms and conditions described herein and in the Prospectus, the tender of Existing Notes constitutes the delivery of a consent to the Proposed Amendments with respect to the tendered Existing Notes.

The undersigned understands that Existing Notes tendered pursuant to the Cash Tender Offers must be accompanied by valid consent to the Proposed Amendments and that the Cash Tender Offer Early Consent Payment will only be paid with respect to consents delivered prior to the Early Consent Payment Deadline and not validly revoked. The act of tendering will be deemed to be the giving of consent to the Proposed Amendments with respect to the Existing Notes tendered hereby such that no separate consent need be provided. The undersigned understands that any consent delivered prior to the Early Consent Payment Deadline may be withdrawn at any time prior to the Early Consent Payment Deadline. The undersigned further understands that any consent delivered after the Early Consent Payment Deadline may be withdrawn at any time prior to the Expiration Date. After the Early Consent Payment Deadline, in respect of consents delivered prior to the Early Consent Payment Deadline, and after the Expiration Date in respect of consents delivered after the Early Consent Payment Deadline, consents may not be withdrawn.

If the undersigned is not the Registered Holder (as defined below, see Instruction 4) of Existing Notes tendered hereby, or such holder’s legal representative or attorney-in-fact, in order to validly consent, the undersigned must obtain a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in-fact) to deliver a consent in respect of such Existing Notes on behalf of the holder thereof, and such proxy must be delivered with this Cash Tender Offer Letter of Transmittal.

Consents from holders of a majority in aggregate principal amount outstanding of a series of Existing Notes must be received pursuant to the Cash Tender Offers and the Exchange Offers to amend the Existing Notes Indenture governing such series of Existing Notes in the manner contemplated by the Proposed Amendments. The undersigned understands that the Proposed Amendments will not become operative with respect to either series of Existing Notes unless the Company accepts, either for exchange pursuant to the Exchange Offers or for tender pursuant to the Cash Tender Offers, Existing Notes representing a majority in aggregate outstanding principal amount of the relevant series of Existing Notes (“Required Consents”). If the Cash Tender Offers are consummated, the Company and the Existing Notes Trustee will execute supplemental indentures to the Existing Notes Indentures setting forth the Proposed Amendments in respect of each series of Existing Notes, and the related Existing Notes Indenture, as so amended, will become operative immediately after the Expiration Date. Each non-exchanging holder of a series of Existing Notes for which Required Consents are received and a supplemental indenture to the relevant Existing Notes Indenture is executed will be bound by such amended Existing Notes Indenture even if such holder did not give its consent thereto. Each of the Existing Notes Indentures, without giving effect to the Proposed Amendments, will remain in effect until the Proposed Amendments becomes operative. If the Cash Tender Offers are terminated or withdrawn with respect to the Existing Notes, the Proposed Amendments will not become operative.

The undersigned understands that validly tendered Existing Notes (or defectively tendered Existing Notes with respect to which the Company has, or has caused to be, waived such defect) will be deemed to have been accepted by the Company if, as and when the Company gives oral or written notice thereof to the Exchange

Agent. The undersigned understands that subject to the terms and conditions set forth in this Letter of Transmittal and in the Prospectus, Existing Notes properly tendered and accepted (and not validly withdrawn) in accordance with such terms and conditions will be exchanged cash. The undersigned understands that if holders of the Existing Notes tender an aggregate principal amount of the Existing Notes greater than $151.2 million in the Cash Tender Offers, assuming that all of those holders tender prior to the Early Consent Payment Deadline, then the Maximum Cash Payment will be divided on a pro-rata basis among the holders of the Existing Notes choosing the Cash Tender Offer option, including the Cash Tender Offer Early Consent Payment, and the remaining principal amount of the Existing Notes so tendered and the pro-rated cash tender offer early consent payment will be exchanged for New Notes as if such Existing Notes had been tendered pursuant to the Exchange Offers. The undersigned understands that the Company will not inform the holders of the Existing Notes participating in the Cash Tender Offers if they will receive New Notes in the Cash Tender Offers until after the Expiration Date and that the undersigned will not be able to withdraw any Existing Notes tendered after the Expiration Date. The undersigned understands that, under certain circumstances, the Company may not be required to accept any of the Existing Notes tendered (including any such Existing Notes tendered after the Expiration Date). If any Existing Notes are not accepted for any reason (or if Existing Notes are validly withdrawn), such unaccepted (or validly withdrawn) Existing Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus as promptly as practicable after the expiration or termination of the Cash Tender Offers.

Subject to and effective upon the Company’s acceptance of the principal amount of the Existing Notes tendered hereby, upon the terms and conditions, the undersigned hereby:

1.	irrevocably sells, assigns and transfers to or upon the order of the Company or its nominees, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Existing Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Company or any fiduciary, trustee, fiscal agent or other person connected with the Existing Notes arising under, from or in connection with such Existing Notes;

2.	waives any and all rights with respect to the Existing Notes tendered hereby (including, without limitation, any existing or past defaults and their consequences in respect of such Existing Notes); and

3.	releases and discharges the Company, the Existing Notes Trustees and the New Notes Trustees from any and all claims the undersigned may have, now or in the future, arising out of or related to the Existing Notes tendered hereby, including, without limitation, any and all claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Existing Notes tendered hereby (other than as expressly provided in the Prospectus and in this Cash Tender Offer Letter of Transmittal) or to participate in any redemption or defeasance of the Existing Notes tendered hereby.

The undersigned understands that tenders of Existing Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Cash Tender Offer Letter of Transmittal and acceptance of such Existing Notes by the Company will, following the Expiration Date, constitute a binding agreement between the undersigned and the Company upon the terms and conditions.

All authority conferred or agreed to be conferred by this Cash Tender Offer Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby represents, warrants and agrees that:

1.	it has received the Prospectus;

2.

it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the Existing Notes tendered hereby and it has full power and authority to execute this Cash Tender Offer Letter of Transmittal and make the representations, warranties and agreements made hereby, and has full power and authority to tender, sell, assign and transfer the Existing Notes tendered hereby;

3.	the Existing Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that the Company will acquire good, indefeasible and unencumbered title to such Existing Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Company accepts the same;

4.	it will not sell, pledge, hypothecate or otherwise encumber or transfer any Existing Notes tendered hereby from the date of this Cash Tender Offer Letter of Transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

5.	in evaluating the Cash Tender Offers and in making its decision whether to participate therein by submitting this Cash Tender Offer Letter of Transmittal and tendering its Existing Notes in the Cash Tender Offers, such holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by us, the Information Agent, the Exchange Agent or the Dealer Manager other than those contained in the Prospectus (as supplemented to the Expiration Date);

6.	the execution and delivery of this Cash Tender Offer Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in the Prospectus;

7.	the submission of the Cash Tender Offer Letter of Transmittal to the Exchange Agent shall, subject to the terms and conditions of the Cash Tender Offers generally, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of such attorney and agent in relation to the Existing Notes tendered hereby in favor of us or such other person or persons as the Company may direct and to deliver such form(s) of transfer and other document(s) in the attorney’s and agent’s opinion and other document(s) of title relating to such Existing Notes’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Cash Tender Offers, and to vest in us or our nominees such Existing Notes;

8.	the terms and conditions of the Cash Tender Offers shall be deemed to be incorporated in, and form a part of, this Cash Tender Offer Letter of Transmittal which shall be read and construed accordingly; and

9.	the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its participation in the Cash Tender Offers or its acquisition of the new notes are no longer accurate, it will promptly notify the Company.

The representations and warranties and agreements of a holder tendering Existing Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. For purposes of this Cash Tender Offer Letter of Transmittal, the “beneficial owner” of any Existing Notes shall mean any holder that exercises sole investment discretion with respect to such Existing Notes.

If either of the Cash Tender Offers is amended in a manner determined by the Company to be materially adverse to tendering holders, the Company will extend the Cash Tender Offers for a period required by law, if the Cash Tender Offers would otherwise have expired during such period. Any change in the consideration offered to holders of Existing Notes in the Cash Tender Offers shall be paid to all holders of Existing Notes whose securities have previously been tendered and not withdrawn pursuant to the Cash Tender Offers.

HOLDER(S) SIGN HERE

By completing, executing and delivering this Cash Tender Offer Letter of Transmittal, the undersigned hereby tenders to the Company, and consents to the Proposed Amendments with respect to, the principal amount of the Existing Notes listed in the table on page 4 labeled “Description of Existing Notes Tendered in the Cash Tender Offers and in Respect of which Consent is Given.”

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Date

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Date

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Date

Area Code and Telephone Number:

If a holder of Existing Notes is tendering any Existing Notes, this Cash Tender Offer Letter of Transmittal must be signed by the Registered Holder(s) exactly as the name(s) appear(s) on a securities position listing of DTC or by any person(s) authorized to become the Registered Holder(s) by endorsements and documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person, acting in a fiduciary or representative capacity, please set forth at the line entitled “Capacity (full title)” and submit evidence satisfactory to the Exchange Agent and the Company of such person’s authority to so act. See Instruction 4.

Name(s):

(Please Type or Print)

Capacity (full title):

Address:

(Including Zip Code)

MEDALLION SIGNATURE GUARANTEE  (If required—See Instruction 4)

Signature(s) Guaranteed by  an Eligible Institution:

(Authorized Signature)

(Title)

(Name of Firm)

(Address)

Dated:                , 2003

INSTRUCTIONS FORMING PART OF THE TERMS AND  CONDITIONS OF THE CASH TENDER OFFERS

1.    Delivery of Cash Tender Offer Letter of Transmittal.    This Cash Tender Offer Letter of Transmittal is to be completed by tendering holders of Existing Notes if tender of such Existing Notes is to be made by book-entry transfer to the Exchange Agent’s account at DTC and instructions are not being transmitted through ATOP. Holders who tender their Existing Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Cash Tender Offer Letter of Transmittal; thus, a Cash Tender Offer Letter of Transmittal need not accompany tenders effected through ATOP.

A confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Existing Notes delivered electronically, as well as a properly completed and duly executed Cash Tender Offer Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Cash Tender Offer Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. In order for the Cash Tender Offer Early Consent Payment to be paid with respect thereto, such message or documents must be received prior to the Early Consent Payment Deadline.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the Cash Tender Offers by causing DTC to transfer Existing Notes to the Exchange Agent in accordance with DTC’s ATOP procedures for such transfer on or prior to the Expiration Date. In order for the Cash Tender Offer Early Consent Payment to be paid with respect thereto, such acceptance must be transmitted prior to the Early Consent Payment Deadline. The Exchange Agent will make available its general participant account at DTC for the Existing Notes for purposes of the Cash Tender Offers.

Delivery of a Cash Tender Offer Letter of Transmittal to DTC will not constitute valid delivery to the Exchange Agent. No Cash Tender Offer Letter of Transmittal should be sent to the Company, DTC or the Dealer Manager and Solicitation Agent.

The method of delivery of this Cash Tender Offer Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail, with return receipt requested and properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Neither the Company nor the Exchange Agent is under any obligation to notify any tendering holder of Existing Notes of the Company’s acceptance of tendered Existing Notes prior to the Expiration Date.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution in the form set forth in such Notice. For Existing Notes to be properly tendered pursuant to the guaranteed delivery procedure, the Exchange Agent must receive a duly executed Notice of Guaranteed Delivery prior to the expiration of the Exchange Offer. As used herein and in the Prospectus, “Eligible Institution” means a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or other eligible institution under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.    Delivery of the New Notes and Cash Tender Offer Early Consent Payment.    The cash payment for the Existing Notes and the Cash Tender Offer Early Consent Payment (if applicable) will be paid by deposit of funds with DTC.

The appropriate DTC participant name and number (along with any other required account information) needed to permit such delivery must be provided in the table entitled “Description of the Existing Notes

Tendered in the Cash Tender Offer and in Respect of which Consent is Given” on page 4. Failure to do so will render a tender of the Existing Notes defective, and the Company will have the right, which it may waive, to reject such delivery.

If our obligation to make cash payments is limited by the Maximum Cash Payment, then you will receive a proportionate amount of New Notes as part of your Cash Tender Offer Early Consent Payment.

Holders that anticipate participating in the Cash Tender Offers other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any New Notes delivered pursuant to the Cash Tender Offers and to obtain the information necessary to complete the table.

3.    Amount of Tenders.    The maximum amount we will pay under the Cash Tender Offers is the Maximum Cash Payment. If the holders of the Existing Notes tender an aggregate principal amount of the Existing Notes greater than $151.2 million, assuming that all of those holders tender prior to the Early Consent Payment Deadline, then the Maximum Cash Payment will be divided on a pro-rata basis among the holders of the Existing Notes choosing the Cash Tender Offer option, including Cash Tender Offer Early Consent Payment, and the remaining principal amount of the Existing Notes so tendered and the pro-rated Cash Tender Offer Early Consent Payment will be exchanged for the relevant New Notes as if tendered pursuant to the Exchange Offer. The Existing Notes may be tendered and will be accepted for exchange in denominations of $1,000 principal amount and integral multiples thereof and any New Notes will be issued in $1,000 principal amount and integral multiples thereof and will be issued by deposit in book-entry form with the Exchange Agent. The New Notes, if any, will be issued on the Settlement Date. If a holder of existing notes tenders a principal amount of the Existing Notes in the Cash Tender Offers that would result in the holder receiving a fractional interest in the New Notes, then the principal amount of the New Notes that the holder will receive will be rounded up to the nearest $1,000.

The cash payment for the Existing Notes will be paid on the Settlement Date, which will be the third business day following the Expiration Date, or as soon as practicable thereafter.

4.    Signatures on Cash Tender Offer Letter of Transmittal; Instruments of Transfer; Guarantee of Signatures.    For purposes of this Cash Tender Offer Letter of Transmittal, the term “Registered Holder” means an owner of record as well as any DTC participant that has Existing Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Cash Tender Offer Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Co-Obligor”). Signatures on the Cash Tender Offer Letter of Transmittal need not be guaranteed if:

•	the Cash Tender Offer Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing as the owner of the Existing Notes; or

•	the Existing Notes are tendered for the account of an “eligible institution.”

An “eligible institution” is one of the following firms or other entities identified in Rule l7Ad-15 under the Securities Exchange Act of 1934 (as the terms are defined in Rule 17Ad-15):

(a)    a bank;

(b)    a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

(c)    a credit union;

(d)    a national securities exchange, registered securities association or clearing agency; or

(e)    a savings institution that is a participant in a Securities Transfer Association recognized program.

If any of the Existing Notes tendered are held by two or more Registered Holders, all of the Registered Holders must sign the Cash Tender Offer Letter of Transmittal.

The Company will not accept any alternative, conditional, irregular or contingent tenders. By executing the Cash Tender Offer Letter of Transmittal (or facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your Existing Notes for exchange.

If this Cash Tender Offer Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Cash Tender Offer Letter of Transmittal.

Beneficial owners whose tendered Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender such Existing Notes.

5.    Transfer Taxes.    Except as set forth in this Instruction 5, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Existing Notes to it, or to its order, pursuant to the Cash Tender Offers. If payment is to be made to, or if Existing Notes not tendered or purchased are to be registered in the name of, any persons other than the Registered Holder, or if tendered Existing Notes are registered in the name of any persons other than the persons signing this Cash Tender Offer Letter of Transmittal, the amount of any transfer taxes (whether imposed on the Registered Holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

6.    Validity of Tenders.    All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Existing Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Existing Notes not in proper form or any Existing Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in tenders of Existing Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as the Company shall determine. None of the Company, the Information Agent, the Exchange Agent, the Dealer Manager and Solicitation Agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Existing Notes, nor shall any of them incur any liability for failure to give such notification.

Tenders of Existing Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the holders of Existing Notes, unless otherwise provided in this Cash Tender Offer Letter of Transmittal, as soon as practicable following the Expiration Date or the withdrawal or termination of the Cash Tender Offers.

7.    Waiver of Conditions.    The Company reserves the absolute right to amend or waive any of the conditions in the Cash Tender Offers concerning any Existing Notes at any time.

8.    Withdrawal.    Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Offers and the Consent Solicitations—Withdrawal Rights.”

9.    Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the Prospectus, this Cash Tender Offer Letter of Transmittal and of Form W-9 may be directed to the Information Agent at the address and telephone number indicated herein.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a tendering Holder may be subject to backup withholding tax with respect to the delivery by the Exchange Agent of the Cash Tender Offers, unless such Holder provides the Company (as payer), through the Exchange Agent, with either (i)(a) such Holder’s correct taxpayer identification number (“TIN”) on Form W-9 (which may be obtained on the Internal Revenue Service website at www.irs.gov) certifying that the TIN provided on Form W-9 is correct (or that such Holder has applied for a TIN); (b) certification that (A) the Holder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding tax as a result of a failure to report all interest or dividends or (B) the Internal Revenue Service has notified the Holder that he or she is no longer subject to backup withholding tax and (c) that the Holder is a United States person or (ii) an adequate basis for exemption from backup withholding tax. Failure to provide such Holder’s taxpayer identification number on Form W-9, if applicable, may subject the tendering Holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service. More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment. Exempt Holders should indicate their exempt status on Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed appropriate Internal Revenue Service Form W-8 (which the Exchange Agent will provide upon request or which may be obtained on the Internal Revenue Service website at www.irs.gov) signed under penalty of perjury, attesting to the Holder’s exempt status.

The Exchange Agent for the Cash Tender Offers is:

The Bank of New York

By Hand Before 4:30 p.m.,

Registered or Certified Mail

The Bank of New York

Reorganization Unit

15 Broad Street, 16th Floor

New York, New York 10007

By Facsimile (for Eligible Institutions only):

(212) 235-2261

Confirmation

(212) 235-2356

Any questions or requests for assistance or for additional copies of the Prospectus, this Cash Tender Offer Letter of Transmittal, or related documents may be directed to the Information Agent at its telephone numbers set forth below. A holder of Existing Notes may also contact the Dealer Manager and Solicitation Agent at the telephone number set forth below or such holder’s custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations.

The Information Agent for the Cash Tender Offers is:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Toll Free: (800) 549-6697

Banks and Brokers, call collect: (212) 269-5550

The Dealer Manager and Solicitation Agent for the Cash Tender Offers is:

Morgan Stanley

1585 Broadway

New York, New York 10036

Toll Free: (800) 624-1808

Collect: (212) 761-2219